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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2018
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

        You are cordially invited to attend our 2018 annual meeting of stockholders to be held on Thursday, May 10, 2018, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

for the following purposes:

  1.
  To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2019 annual meeting of stockholders;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  3.
  To hold an advisory resolution to approve executive compensation; and

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Only stockholders of record at the close of business on March 12, 2018 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 23, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 10, 2018:

The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

i

ii

WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why is this proxy statement being made available?

        We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2018 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 10, 2018 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms "we," "our," "us" and the "Company" refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is first being mailed to stockholders beginning on or about March 29, 2018.

Why did I receive a Notice of Internet Availability in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability in the mail. The Notice of Internet Availability instructs you on how to access and review the proxy statement and 2017 Annual Report to Stockholders over the internet. The Notice of Internet Availability also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

        If you received a Notice of Internet Availability in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability.

What information is presented in this proxy statement?

        The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, information about our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2017, and other required information.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on March 12, 2018, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

        When you vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your common stock as you instruct. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?

        If you are a holder of our common stock at the close of business on March 12, 2018, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver's license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

        Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 202-3207.

What are the voting rights of stockholders?

        As of March 12, 2018, there were 30,913,289 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

        If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via the internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.

        If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a "legal proxy" from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

How are votes counted?

        If your vote is made in accordance with the instructions in the Notice of Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and your vote is not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote "FOR" the election of all nominees for our Board of Directors named in this proxy statement (Proposal 1); "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year (Proposal 2); and "FOR" the advisory resolution to approve executive compensation (Proposal 3).

        In the election of directors (Proposal 1), you may either vote "FOR ALL" the nominees or to "WITHHOLD" your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory resolution to approve executive compensation (Proposal 3), you may vote "FOR," "AGAINST" or "ABSTAIN." If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, or advisory resolution to approve executive compensation, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast for a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you are a stockholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the annual meeting. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, votes will not be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory resolution to approve executive compensation (Proposal 3).

May I change my vote?

        Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 12, 2018 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

How many votes are needed to approve each of the proposals?

        Directors are elected by a plurality of the votes cast. Therefore, the eight nominees for election to the Board who receive the most votes will be elected (Proposal 1). Ratification of our independent registered public accounting firm (Proposal 2) and the advisory resolution to approve executive compensation (Proposal 3) will require the affirmative vote of the holders of a majority of the votes cast.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons' out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

        The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

How can I obtain a copy of the 2017 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2017?

        You may access, read and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.

        We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the Securities & Exchange Commission ("SEC") on the website maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request a copy of our Annual Report on Form 10-K, free of charge, by following the instructions on the Notice of Internet Availability or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

        You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:    Election of Directors for a One-Year Term Expiring at the 2019 Annual Meeting of Stockholders

        Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2018 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the eight nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2019 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee's recommendation, our Board has nominated those persons set forth below.

        Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, the following six directors are "independent" directors under the rules of the New York Stock Exchange, or NYSE: Alan J. Bowers, Cynthia A. Hallenbeck, Michael D. Malone, John Rice, Dana L. Schmaltz and Michael J. Warren.

        The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

  Vote Required

        The affirmative vote of a plurality of all the votes at the annual meeting is necessary for the election of a director. Accordingly, the eight individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast, and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting of Stockholders

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	50	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	59	President and Director
Alan J. Bowers	63	Lead Director
Cynthia A. Hallenbeck	61	Director
Michael D. Malone	64	Director
John Rice	51	Director
Dana L. Schmaltz	51	Director
Michael J. Warren	50	Director

        Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director.

        William M. Walker is our chairman and chief executive officer. Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and served as the president of Walker & Dunlop from January 2005 to April 2015 and has served as the chief executive officer since January 2007. Mr. Walker currently serves on the boards of the Children's National Medical Center, the Federal City Council, Mortgage Bankers Association, Blue Drop, LLC and on the board of trustees of the St. Albans School at the National Cathedral. Mr. Walker served as chairman of the board of directors of the District of Columbia Water and Sewer Authority from 2008 until 2012. He also served on the board of directors of Transcom Worldwide S.A., a publicly traded European outsourcing company, from 2004 to 2006 and served as its chairman of the board from 2006 to January 2012. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Master's in Business Administration from Harvard University.

        Mr. Walker brings to our Board more than 20 years of leadership experience. Mr. Walker possesses in-depth knowledge of our industry, offers valuable insight into our business and provides the leadership, general management and vision that help us compete successfully.

        Howard W. Smith, III is our president and one of our directors. Mr. Smith has been a member of our Board since July 2010, and previously served as our executive vice president & chief operating officer from July 2010 to April 2015, when he was promoted to president. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith served as Walker & Dunlop, LLC's executive vice president & chief operating officer from 2004 to April 2015, when he was promoted to president. He also has served as a board member of Walker & Dunlop, LLC or its predecessors since 2004. As president, Mr. Smith is responsible for our Multifamily, FHA Finance, Capital Markets and Investment Sales groups. Mr. Smith is a member of the board of directors of the National Multi Housing Council and a member of the board of advisors to the Williams School of Commerce, Economics and Politics at Washington and Lee University. He also served as the chairman of the Fannie Mae DUS Peer Group advisory council from 2007 to 2008 and again from 2009 to 2010. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

        Mr. Smith brings to our Board more than 30 years of experience in the commercial real estate finance industry. He has extensive knowledge of our operations, having spent his entire career at Walker & Dunlop. In his capacity as president, Mr. Smith also provides our Board with management's perspective on our business operations and conditions, which is crucial to our Board's performance of its oversight function.

        Alan J. Bowers is one of our directors and serves on the Audit Committee (Chairman) and the Nominating and Corporate Governance Committee, and is our Lead Director. Mr. Bowers has been a member of our Board since December 2010. Mr. Bowers currently serves on the board and as audit committee chairman of La Quinta Inns & Suites, a publicly traded hotel chain. Mr. Bowers also serves on the board of Ocwen Financial Corporation, a publicly traded residential mortgage lending and servicing company, where he is chairman of the audit committee and member of the risk and compliance committee. Prior to Mr. Bowers' retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers previously served on the board of Quadel Consulting

Corp., a privately held government contract manager and consulting firm (from July 2005 to June 2015) and on the boards and as audit committee chairman of American Achievement Corp., a privately held manufacturer and distributer of graduation products (from August 2006 to March 2016); Refrigerated Holdings, Inc., a temperature controlled logistics firm (from January 2009 to April 2013); Roadlink Inc., a trucking and logistics firm (from February 2010 to April 2013); and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm (from July 2008 to June 2011), each a privately held company. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers earned his Master's in business administration from St. John's University and his Bachelor of Science in accounting from Montclair State University.

        Mr. Bowers brings to our Board over 30 years of experience in accounting and executive management, including experience on the audit committees of private companies and SEC registrants. Mr. Bowers' accounting expertise and diverse corporate management experience are assets to our Board.

        Cynthia A. Hallenbeck is one of our directors and serves on the Audit Committee and Compensation Committee. Ms. Hallenbeck has been a member of our Board since December 2010. Ms. Hallenbeck is the chief executive officer of Alercyn, Inc., a private consulting firm that she founded in 2010, where her most significant engagement was as the acting chief financial and administrative officer of the Council for Economic Education. She previously served as Environmental Defense Fund's ("EDF") chief financial officer and treasurer from January 2014 to June 2016. Prior to joining EDF, Ms. Hallenbeck served as the vice president of finance and operations of the Arcus Foundation from January 2012 to October 2012. Prior to founding Alercyn, Inc., Ms. Hallenbeck worked at Citigroup, Inc. from 2002 to 2008, where she served in a number of divisions in various capacities, including as chief financial officer of Citigroup's corporate treasury department from 2002 to 2005, an internal consultant for Citigroup's office of the chief administrative officer from 2006 to 2007 and chief operating officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including treasurer of its global futures business and chief financial officer of its securities financing group. Ms. Hallenbeck also worked with GTE Corporation (currently Verizon Communications, Inc.), a telecommunications company, from 1985 to 1987, where she served as a manager in its financial strategies division, and also with Manufacturers Hanover Trust, a banking institution, from 1979 to 1983, where she served as assistant vice president and a thrift industry specialist. Ms. Hallenbeck has served on the audit committee of the Clinton Health Access Initiative since September 2013. Ms. Hallenbeck was a member of the board of the non-profit Global HIV Vaccine Enterprise and served as its treasurer, from January 2009 to September 2012. Ms. Hallenbeck received her Bachelor of Arts in economics from Smith College and her Master's in Business Administration from Harvard University.

        Ms. Hallenbeck brings to our Board over 30 years of experience in financial management and accounting, including extensive management experience on the executive management teams of several private and public companies and service on the audit committees of several organizations. Ms. Hallenbeck's accounting expertise and management experience are assets to our Board.

        Michael D. Malone is one of our directors and serves on our Audit Committee and Compensation Committee (Chairman). Mr. Malone has been a member of our Board since November 2012. Since February 2012, Mr. Malone has been a member of the board of directors of Nationstar Mortgage Holdings Inc., a publicly traded non-bank residential mortgage servicer, a global alternative investment and asset management firm, where he is the chairman of the nominating and corporate governance committee and is a member of its audit and compensation committees. Since October 2014, Mr. Malone has been a member of the board of directors of New Senior Investment Group Inc. ("New

Senior"), a publicly traded externally managed real estate investment trust that is primarily focused on investing in senior housing properties, where he is the chairman of the nominating and corporate governance committee and is a member of its audit committee. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress Investment Group LLC, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. From 2008 to 2013, Mr. Malone served as a member of the board of directors and audit committee, and was co-chairman of the compensation committee of Morgans Hotel Group Co., a publicly traded company that operated, owned, acquired, developed and redeveloped boutique hotels. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

        Mr. Malone's extensive experience and expertise in the financial and real estate industries enable him to provide valuable insight into our commercial real estate lending business operations and our strategic direction.

        John Rice is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee (Chairman), and served as our Lead Director from September 2010 to June 2012. Mr. Rice has been a member of our Board since July 2010 and served as a board member of Walker & Dunlop, LLC from January 2010 to December 2010. Mr. Rice serves as chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is also a trustee of Yale University and serves on the boards of several non-profits including the Woodrow Wilson Fellowship Foundation and New Profit. Mr. Rice received his Bachelor of Arts from Yale University and his Master's in Business Administration from Harvard University.

        Mr. Rice's success with his various entrepreneurial ventures, as well as his many years of marketing and talent development experience, provide our Board with valuable business and marketing insights. Additionally, Mr. Rice's leadership in the non-profit sector is consistent with our commitment to community service.

        Dana L. Schmaltz is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector. Mr. Schmaltz was a general partner at J.W. Childs from 1997 to 2007. He has also been a director of Mattress Firm, Inc. from January to June 2007, Fitness Quest, Inc.

from 2004 to 2007, Esselte, AB from 2002 to 2007 and NutraSweet from 2000 to 2007. Mr. Schmaltz began his career in the private equity industry at the NTC Group in 1991 and has held various positions at Kidder, Peabody, Inc. and Drexel Burnham Lambert. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Master's in Business Administration from Harvard University.

        Mr. Schmaltz brings to our Board over 25 years of experience in private equity investments, executive management and financial advisory services. Mr. Schmaltz contributes his investment and management experience to our Board's oversight of business development opportunities and integration of acquired businesses into the Company.

        Michael J. Warren is one of our directors and serves on the Nominating and Corporate Governance Committee. Mr. Warren has been a member of our Board since February 2017. Mr. Warren is the Global Managing Director of Albright Stonebridge Group ("ASG"). He served as ASG's Managing Partner from 2013 to 2017 and as its Partner from 2009 to 2013. Prior to ASG, he served as the Chief Operating Officer and Chief Financial Officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance, and personnel portfolios before leading the firm's merger with The Albright Group. Mr. Warren has served in various capacities in the Obama Administration, including as Senior Advisor, Treasury and Economic Agencies and as Co-Lead, Treasury and Federal Reserve Agency Review Teams of the Obama-Biden Presidential Transition. He also serves as Chairman of the Board and Trustee of the District of Columbia Retirement Board, Chairman of the Audit Committee of the Overseas Private Investment Corporation, a member of the Board of Trustees and of the Risk and Audit Committees of Commonfund, and as a member of the Yale University Council and Yale School of Management Board of Advisors. He holds Bachelor of Arts degrees from Yale University and Balliol College, University of Oxford, where he was a Rhodes Scholar.

        Mr. Warren's extensive executive leadership and board experience with financial institutions as well as his strategic consulting experience enhances our Board's overall experience in overseeing our corporate strategy and efficiency initiatives, including the development of an asset management business.

Corporate Governance Information

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  Charter of the Audit Committee of the Board of Directors;

  •
  Charter of the Compensation Committee of the Board of Directors; and

  •
  Charter of the Nominating and Corporate Governance Committee of the Board of Directors.

        From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

  Director Independence

        Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as "independent" unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company's director independence:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

  •
  a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

  •
  a director who is, or whose immediate family member is, a current partner of a firm that is the company's internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company's audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company's audit within that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executive officers at the same time serve or served on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

        To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all relevant facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director's or nominee's relationship with the Company, the Board considers the issues from the director's or nominee's standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Cynthia A. Hallenbeck, Michael D. Malone, John Rice, Dana L. Schmaltz and Michael J. Warren is independent, as defined in the NYSE rules, and that none of these directors has a material relationship with us.

        In conducting its independence determination of Mr. Malone, the Board considered the Company's immaterial business relationship with New Senior, on whose board Mr. Malone is a member. Specifically, the Board evaluated Mr. Malone's independence in light of financing transactions containing customary terms and conditions on two portfolios of loans in 2015 made by Walker & Dunlop, LLC to an affiliate of New Senior. No transactions with New Senior occurred in 2016 or 2017. The Board has determined that the 2015 financing transactions did not impair Mr. Malone's independence.

  Board Leadership Structure

        Mr. Walker serves as the Company's Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company, and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

        Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board is committed to maintaining a "Lead Director," as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director, who is currently the Chairman of the Audit Committee, reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process along with the Chairman of the Nominating and Corporate Governance Committee. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. The Company's current Lead Director is Mr. Bowers.

        The Board carefully considers the effectiveness of the Board leadership structure at least annually in connection with its self-assessment.

  Executive Sessions of Non-Management and Independent Directors

        Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. See "—Director Independence" for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.

  Communications with the Board

        Stockholders and other interested parties may communicate with the Board (i) by sending any correspondence they may have in writing to the "Lead Director" c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

  Board Meetings and Director Attendance

        Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held seven Board meetings in 2017. Each of our directors attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. Two of the eight directors elected to the Board at the 2017 annual meeting of stockholders attended the meeting.

  Criteria for Board Membership

        The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee's goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

  •
  high integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

  •
  diversity, age, background, skills and experience;

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  knowledge and contacts in the communities in which the Company conducts business and in the Company's industry or other industries relevant to the Company's business;

  •
  ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

  •
  knowledge and expertise in various areas deemed appropriate by the Board;

  •
  fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC; and

  •
  whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines.

        Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company's activities, including, for example, experience in commercial real estate; technology; and finance. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (iii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

        As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board's director nominees for stockholders to consider and vote upon at the stockholders' meeting.

  Stockholder Recommendations of Director Nominees

        For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the "Stockholder Notice") not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company's books; (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be; and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

        For purposes of the bulleted paragraphs above, references to "stockholder" include any beneficial owners on whose behalf the director nomination is made. See also "OTHER MATTERS—Stockholder Proposals and Nominations for the 2019 Annual Meeting."

  Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

        We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

  •
  deter wrongdoing;

  •
  encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

  •
  ensure compliance with applicable governmental laws, rules and regulations;

  •
  support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

  •
  create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

        We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

        We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

        In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel & Secretary, Richard M. Lucas), or Audit Committee Chairman, will:

  •
  determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

  •
  review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third party investigative parties, as the Audit Committee determines to be appropriate;

  •
  appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

  •
  provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

  •
  maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

  •
  coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

  •
  obtain advice and assistance from and retain, at the Company's expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

  •
  take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

  Risk Oversight

        One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. The Audit Committee also receives reports, at least quarterly, on information security matters. Generally, the ongoing monitoring of risk and risk mitigation activities have been implemented under the oversight of the full Board, which will use the Board committees as appropriate to oversee management's monitoring and mitigation of risks identified by management that are consistent with the respective Committee's oversight authorities. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees' respective oversight authorities.

        An important feature of the Board's risk oversight function is to receive regular updates from its committees and management, as appropriate. For example, each year our senior management will work with the head of our internal audit function, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be reviewed by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General Counsel meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.

        The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence and ethical and business conduct.

        A committee of senior management comprised of the leaders of our loan origination, loan underwriting, accounting, legal, human resources, information technology, information security and internal audit groups prepare a written report to the full Board at least quarterly describing key risks faced by us, and how they are addressed. Additionally, the full Board is kept informed of each committee's risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting minutes and resolutions which are made available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board's regular quarterly meetings. In addition to getting direct information from its committees, the Board receives updates directly from members of management. As needed between Board meetings, Mr. Walker, our Chairman and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Additionally, Mr. Smith, due to his position as President, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company's day-to-day operations.

Board Committees

        The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" under NYSE rules as discussed under "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Information—Director Independence." In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.

        The table below provides membership information for each of the Board committees as of March 12, 2018 and the number of meetings held by each committee in 2017:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X	†*			X
Cynthia A. Hallenbeck	X	†	X
Michael D. Malone	X	†	X	*
John Rice			X		X	*
Dana L. Schmaltz			X		X
Michael J. Warren					X
2017 Meetings	5		7		5

*
Committee Chairman

†
Audit Committee Financial Expert

  Audit Committee

        Our Audit Committee consists of Alan J. Bowers, Cynthia A. Hallenbeck and Michael D. Malone, three of our independent directors, with Mr. Bowers serving as the Audit Committee's Chairman. Each of Mr. Bowers, Ms. Hallenbeck and Mr. Malone qualifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has also determined that each Audit Committee member is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

  •
  review and approval of any related party transactions.

        The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

        Our Audit Committee charter and the corporate governance rules of the NYSE require that in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

        The Audit Committee met five times in 2017.

  Compensation Committee

        Our Compensation Committee consists of Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Malone serving as the Compensation Committee's Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers' compensation, evaluating our executive officers' performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

  •
  reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

  •
  reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommend to the board, as appropriate, changes to such compensation;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our annual cash incentive plan and equity-based compensation plan;

  •
  determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing the company's policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

        Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

        The Board has established a special committee of the Board (the "Non-Executive Equity Award Committee"), currently comprised of Messrs. Walker, our Chairman and Chief Executive Officer and Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2015 Equity Incentive Plan. As of March 12, 2018, those grants may not exceed a total of 510,997 shares. The Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the 2015 Equity Incentive Plan.

        Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Pay Governance LLC ("Pay Governance") in 2017 to act as its compensation consultant. Pay Governance reported directly to the Compensation Committee and the Compensation Committee had the sole authority to terminate each engagement.

        Pay Governance's primary roles for 2017 were to:

  •
  re-assess the peer group identified by our Compensation Committee in 2016 against which our 2017 performance and non-employee director and executive pay should be examined;

  •
  evaluate our non-employee director and executive compensation programs and provide recommendations regarding non-employee director and executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

  •
  assess the alignment of named executive officer ("NEO") compensation to our performance;

  •
  evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

  •
  review the Compensation Discussion and Analysis section of our annual proxy statement;

  •
  advise the Compensation Committee on executive and director compensation trends and best practices; and

  •
  attend selected Compensation Committee meetings.

        Pay Governance did not provide any other services to the Company. The Compensation Committee concluded that Pay Governance had no conflicts of interest during fiscal year 2017. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisors that are specified in the NYSE rules. These factors are:

  •
  the provision of other services to the company by an advisor's employer;

  •
  the amount of fees received from the company by an advisor's employer as a percentage of the total revenue of the advisor's employer;

  •
  the policies and procedures of an advisor's employer that are designed to prevent conflicts of interest;

  •
  any business or personal relationship of an advisor with a member of the committee;

  •
  any stock of the company owned by an advisor; and

  •
  any business or personal relationship of an advisor or the advisor's employer with an executive officer of the Company.

        For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Pay Governance's assignments, see the section titled "COMPENSATION DISCUSSION AND ANALYSIS."

        Our Compensation Committee considers the recommendations of Mr. Walker regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company's financial performance.

        The Compensation Committee met seven times in 2017.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, John Rice, Dana L. Schmaltz and Michael J. Warren, four of our independent directors, with Mr. Rice serving as the Nominating and Corporate Governance Committee's Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

  •
  identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

  •
  overseeing the Board's compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company's Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each Board committee; and

  •
  overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

        The Nominating and Corporate Governance Committee met five times in 2017.

AUDIT RELATED MATTERS

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2017 were audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2018 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment and may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

  Vote Required

        The ratification of the appointment of KPMG LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not count as votes cast with respect to the proposal.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

Disclosure of KPMG LLP Fees for the Years Ended December 31, 2017 and December 31, 2016

        The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2017, and December 31, 2016, and fees billed for other services rendered by KPMG LLP during those periods:

	2017	2016
Audit Fees(1)	$1,061,000	$1,009,000
Audit Related Fees(2)	151,600	151,100
Tax Fees(3)	283,868	300,403
All Other Fees	—	—

Total	$1,496,468	$1,460,503

(1)
Audit Fees include fees for audits of our 2017 and 2016 consolidated financial statements.

(2)
Audit Related Fees include fees for our statutory and regulatory compliance audits and our employee benefit plan audits.

(3)
Tax Fees include fees for tax compliance and advisory services.

        All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence from us.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

  •
  the type of services covered by the engagement;

  •
  the dates the engagement is scheduled to commence and terminate;

  •
  the estimated fees payable by us pursuant to the engagement;

  •
  other material terms of the engagement; and

  •
  such other information as the Audit Committee may request.

Report of the Audit Committee

        The Audit Committee is currently comprised of Mr. Bowers (Chairman), Mr. Malone and Ms. Hallenbeck. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the Audit Committee's principal purposes is to assist the Board in overseeing the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles ("GAAP"). In carrying out its responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2017 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP.

        The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard

No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee received both the written disclosures and the letter from KPMG LLP, as well as engaged in a dialogue, as required by the applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence, and discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted, The Audit Committee of the Board of Directors Alan J. Bowers (Chairman) Cynthia A. Hallenbeck Michael D. Malone

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of March 12, 2018. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	50	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	59	President and Director
Richard M. Lucas	52	Executive Vice President, General Counsel and Secretary
Stephen P. Theobald	55	Executive Vice President & Chief Financial Officer
Richard C. Warner	62	Executive Vice President and Chief Credit Officer

Executive Officer Biographies

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting of Stockholders").

        Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal, Human Resources and Office Services groups, provides administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton's executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is the former President and member of the D.C. board of directors of the Greater Chesapeake and Potomac Chapter of the non-profit JDRF. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University's McDonough School of Business and his Juris Doctor from Yale Law School.

        Stephen P. Theobald serves as our Executive Vice President and Chief Financial Officer. He served as our Treasurer from April 2013 to February 2018. Mr. Theobald is responsible for our Financial Reporting, Budgeting and Accounting, Corporate Treasury, Servicing, Marketing and Investor Relations groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly-traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, a position he held from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of the Currency. Mr. Theobald received a Bachelor of Science in Business Administration in Accounting from the University of Notre Dame.

        Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. Mr. Warner has served as a senior vice president and chief underwriter of Walker & Dunlop, LLC or its predecessors since September 2002. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our Asset Management, Underwriting, and Closing and Delivery groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Warner also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital and its successors, a company that originated commercial and multifamily loans nationwide. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada's Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in 2017 as well as our other three most highly compensated executive officers during 2017, all of whom we refer to collectively as our named executive officers or NEOs. Our NEOs for 2017 were:

  •
  Chairman and Chief Executive Officer (CEO), William M. Walker;

  •
  Executive Vice President and Chief Financial Officer (CFO), Stephen P. Theobald;

  •
  President, Howard W. Smith, III;

  •
  Executive Vice President, General Counsel and Secretary, Richard M. Lucas; and

  •
  Executive Vice President and Chief Credit Officer, Richard C. Warner

Executive Summary

  Overview of 2017 Performance and Pay for Performance

        One of the key elements of the Compensation Committee's executive compensation philosophy is that compensation should encourage and reward strong financial and management performance. Accordingly, our compensation programs are designed to motivate our employees, including the NEOs, to drive the growth of our business. In furtherance of this philosophy, in March 2017, the Compensation Committee established the 2017 annual cash incentive plan, 75% of which was determined formulaically based on achievement against pre-established performance targets and 25% of which was determined qualitatively based on the NEO's individual achievements with respect to leadership and execution against strategic initiatives. The financial performance metrics include diluted earnings per share, total revenues and adjusted EBITDA(1), and the performance targets for these metrics under the 2017 cash incentive plan were based on achieving our 2017 operating budget. In 2017, under the leadership of our NEOs, we achieved double-digit growth in each of the financial performance metrics, as set forth below:

(1)
Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income is located on page 46 of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018.

        These exceptional 2017 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions and performance-based outcomes for 2017 under the 2017 annual cash incentive plan. Taking into account these results and the NEOs' achievements with respect to leadership and strategic initiatives, the Compensation Committee awarded the NEOs annual incentive compensation at the maximum levels under the 2017 annual cash incentive plan.

        In March 2017, the Compensation Committee also approved a new performance-based long-term equity incentive award for the NEOs and senior management to drive outstanding performance over the next three years. These awards, denoted as performance share units, vest in the form of shares of common stock. For these 2017 performance-based long-term equity incentive awards, the Compensation Committee established as a prerequisite to the funding of the award that the Company achieve a minimum of $140 million of adjusted income from operations(2) in 2017. In 2017, adjusted income from operations was $234.5 million. Accordingly, the NEOs are eligible to receive equity awards if certain pre-established performance goals tied to aggregate total revenues, average diluted earnings per share and return on equity are met over the course of the 2017-2019 performance period.

        The Compensation Committee established the award of performance share units as an "outperformance" award, setting very challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance that results in significant long-term value creation for our stockholders.

        Additionally, we have included in this proxy statement a say-on-pay proposal. Our stockholders have the opportunity to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, which we believe enhances and reinforces accountability for our compensation practices.

  Highlights of Our Compensation Program Practices

  What We Do

  •
  We Pay for Performance—We tie our NEOs' annual cash incentive and long-term equity incentive awards to financial performance metrics, including adjusted income from operations, diluted earnings per share, total revenues, return on equity and adjusted EBITDA. In 2017, the base salaries approved effective February 4, 2017, for the CEO, President and the other three NEOs represents only 18%, 21% and 25% of their respective total target direct compensation opportunity (i.e., base salary, annual cash incentive, long-term equity incentive and annual equity award), with the remainder of compensation being variable or "at risk."

  •
  We Have Executive and Director Stock Ownership Guidelines—Our executive officers are expected to own shares of our common stock with a value equal to at least three to five times base salary depending on position. Our non-employee directors are expected to own shares in our common stock with a value equal to at least five times the value of the annual cash retainer paid to the directors. See description under "—Compensation Policies—Stock Ownership Guidelines for NEOs."

  •
  We Use an Independent Compensation Consulting Firm—The Compensation Committee utilizes an independent compensation consulting firm that provides no other services to the Company.

  •
  We Have a "Clawback" Policy—If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount

(2)
Adjusted income from operations is not a financial measure calculated in accordance with GAAP. For a reconciliation to GAAP income from operations, refer to "—Reconciliation of Adjusted Income from Operations to GAAP Income from Operations."

    earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover any awards to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  •
  We Evaluate Tally Sheets of NEO Compensation—In reviewing compensation arrangements for 2017, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's target compensation and actual compensation received; and (2) equity awards granted to the NEO under our 2015 Equity Incentive Plan.

  What We Don't Do

  •
  No Hedging—All of our directors and employees, including our NEOs, are prohibited from hedging their economic interest in our stock through short-sales, trading in puts and calls, or the use of other derivative instruments.

  •
  No Pledging—All of our directors and employees, including our NEOs, are prohibited from pledging our stock, including through margin accounts or to secure other loans.

  •
  No Single-Trigger "Change in Control" Cash Severance Payments—We have employment agreements with NEOs that provide only a limited severance package, and no cash severance payments that are triggered solely upon a "change in control."

  •
  No Perquisites—We currently do not provide, and do not intend to provide, any perquisites exceeding $10,000 in the aggregate to our executives.

  •
  No Income Tax Gross-Ups—We currently do not provide excise tax or income tax gross-ups for personal benefits.

Compensation Philosophy

        The compensation elements, amounts and target levels for our NEOs as of December 31, 2017 were determined by the Compensation Committee based on our belief that compensation should:

  •
  align with stockholders' interests;

  •
  support our business strategies and objectives;

  •
  pay for performance;

  •
  be market competitive; and

  •
  encourage short-term and long-term retention.

        We use a combination of measures and time horizons to foster and reward performance. The following chart summarizes the relevant 2017 performance measures and time frames used to assess our variable pay elements:

Role of Board and Management in Compensation Decisions

  •
  CEO and other NEO pay is set by the Compensation Committee;

  •
  CEO, the Executive Vice President of Human Resources and senior members of the legal and accounting departments provide support to the Compensation Committee. The Executive Vice President of Human Resources and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they nor any other employee of the Company are present for executive sessions of the Compensation Committee;

  •
  CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

  •
  Compensation Committee meets in executive session, when appropriate, without members of management present;

  •
  Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans; and

  •
  Compensation Committee chairman meets with the Chairman of the Board and CEO, other members of senior management and the Committee's compensation consultant, outside of Compensation Committee meetings to discuss executive compensation matters, including compensation plan design and other ways to drive desired financial and operational results.

Role of Compensation Consultant

        The Compensation Committee retained Pay Governance in 2017 to provide the Compensation Committee with independent compensation data, analysis and advice. Pay Governance reported directly to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of, and terminate, their engagement.

        Pay Governance's primary roles in 2017 were to:

  •
  re-assess the peer group identified by our Compensation Committee in 2016 against which our 2017 performance and non-employee director and executive pay should be examined;

  •
  evaluate our non-employee director and executive compensation programs and provide recommendations regarding non-employee director and executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

  •
  assess the alignment of NEO compensation to our performance;

  •
  evaluate and analyze our compensation policies and practices for our named executive officers and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

  •
  review the Compensation Discussion and Analysis section of our annual proxy statement;

  •
  advise the Compensation Committee on executive and director compensation trends and best practices; and

  •
  attend selected Compensation Committee meetings.

        For additional information regarding the Compensation Committee's use of Pay Governance, refer to "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Committees—Compensation Committee" above.

Setting Executive Compensation

        The Compensation Committee evaluates compensation levels for each NEO. In reviewing compensation for 2017, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's target compensation and actual compensation received; and (2) equity awards granted to the NEO under our 2015 Equity Incentive Plan.

  Use of Peer Group and Survey Data

        The Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. We use compensation information from a "Peer Group" of publicly traded companies in specific industries in which we compete for executive talent; and financial industry companies with scope of operations comparable to ours through the use of pooled survey data. Pay Governance combined the data from the Peer Group with pooled survey data to create the market data reviewed by the Compensation Committee.

        At the time 2017 compensation was determined, we did not have direct publicly traded peers. Therefore, the Peer Group was selected by the Compensation Committee with advice from Pay Governance, taking into consideration industry relevance, business operations, comparability of size in terms of total revenue, total assets, market capitalization and number of employees, business competitors and input from management. The Peer Group was not chosen on the basis of executive compensation levels. The 2017 Peer Group comprises the 12 companies below, with one deletion from the 2016 Peer Group identified by strikethrough.

American Assets Trust, Inc.	Kennedy Wilson Holdings, Inc.
~~American Capital, Ltd.~~ (removed)	Ladder Capital Corp.
Astoria Financial Corporation	Marcus & Millichap, Inc.
Dime Community Bancshares Inc.	PennyMac Financial Services, Inc.
Encore Capital Group, Inc.	Redwood Trust, Inc.
HFF, Inc.	WSFS Financial Corporation
Investors Bancorp Inc.

        The Compensation Committee removed American Capital, Ltd. from the 2017 Peer Group because it was privatized in connection with a business combination with a diversified global financial investment company.

        Our Compensation Committee also used the Willis Towers Watson 2017 Financial Services Executive Compensation Survey Report-U.S. to evaluate executive compensation. This survey data includes pooled compensation data from many financial services companies and the findings are segregated by total assets.

        Consistent with prior practice, comparative market data is not used by the Compensation Committee to "benchmark" the amount of total compensation or any specific element of compensation for the NEOs. Instead, the Compensation Committee aims to provide total pay opportunities to our executives based on consideration of a number of factors, including pay levels for executives in similar positions within our Peer Group, the nature and scope of each executive's duties, individual performance, and internal pay positioning, taking into account each executive's pay components and levels relative to other executives.

2017 Elements of Compensation

        Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:

Compensation Element	Objectives	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.	• Adjustments are considered annually based on individual performance, level of pay relative to the market, internal pay equity, and retention issues.
Annual Cash Incentive Award

•

Rewards Company and individual performance.

•

Aligns NEOs' interests with those of our stockholders by promoting the achievement of targeted financial results.

•

Retains NEOs by providing competitive compensation opportunity.

•

75% of the 2017 annual cash incentive award is tied to achieving pre-established financial goals and 25% is determined qualitatively based on the NEO's individual achievements with respect to leadership and execution against strategic initiatives.

•

Payouts are based upon a combination of Company financial performance and individual performance, and the target financial performance goals are directly tied to achieving metrics in our 2017 operating budget.

Annual Equity Awards (Restricted Stock and Non-Qualified Stock Options)

•

Aligns NEOs' interests with long-term stockholder interests by linking a portion of each NEO's realizable compensation to long-term stock performance.

•

Provides opportunities for wealth creation and ownership, which enables us to retain and motivate our NEOs.

•

Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation.

•

Promotes an executive decision-making process that maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business at least three years into the future.

•

Targets 100% of base salary as an annual equity award.

•

Utilizes different equity types, including restricted stock and non-qualified stock options, to balance the multiple objectives.

•

Long-term equity awards generally vest in ratable increments over a three year period.

Long-Term Equity Awards (Performance Share Units)

•

In addition to restricted stock and non-qualified stock options, performance share unit awards further our pay for performance objectives by directly linking long-term compensation earned by the NEOs to our operating performance.

•

Under our 2016-2018 and 2017-2019 performance share plans, the performance share units vest in the form of shares of common stock if the performance goals (tied to aggregate total revenues, average diluted earnings per share and return on equity) underlying the award are met over the course of the performance period.

Compensation Element	Objectives	Key Features

•

For the CEO, targets 200% of grant date base salary as a performance based equity award (100% of base salary as threshold award and 450% of base salary as maximum award).

•

For the President, targets 150% of grant date base salary as a performance based equity award (75% of base salary as threshold award and 337.5% of base salary as maximum award).

•

For the other NEOs, targets 100% of grant date base salary as a performance based equity award (75% of base salary as threshold award and 225% of base salary as maximum award).

Retirement Savings Opportunities and Deferral Programs

•

Allows all eligible employees to save for retirement in a tax efficient manner.

•

Allows for eligible employees to defer portions of their compensation in the form of Company stock units, further aligning interests of NEOs and senior management with stockholders.

•

Under the 401(k) plan, employees are eligible to defer a portion of their pay, and we make a matching contribution.

•

Our 401(k) plan does not discriminate in scope, terms or operation in favor of officers and is available to all eligible employees.

•

The Management Deferred Stock Unit Purchase Plan (the "MSPP") allows eligible employees to elect to purchase stock units settled in our common stock on a deferred basis with up to 100% of their annual cash incentive award and eligible sales commissions. MSPP participants generally receive an automatic grant of deferred stock units or restricted stock units as a matching award equal to 50% of the deferred stock units acquired in the MSPP (subject to a maximum matching amount). The matching award vests fully on March 15 of the third calendar year following the grant date.

Health and Welfare Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability and life insurance and wellness benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.
Perquisites and Other Benefits

•

We currently do not provide, and do not intend to provide, perquisites exceeding $10,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.

• N/A

Mix of Total Direct Compensation

        The charts below show the relative amounts that we targeted for each element of total direct compensation for 2017, which is comprised of base salary, target annual cash incentive and target long-term equity awards, which are comprised of the annual equity award and the performance share unit award (based on 2017 target levels). As shown below, total compensation for executives emphasizes variable performance-based pay.

  Fixed vs. Variable Pay Opportunity of Total Pay For our CEO

  Fixed vs. Variable Pay Opportunity of Total Pay For our President

  Fixed vs. Variable Pay Opportunity of Total Pay For our Other NEOs

2017 Executive Officer Compensation

  Base Salary

        Base salaries are set by the Compensation Committee. The Compensation Committee considers additional factors to determine whether to increase base salaries beyond the amounts required by the employment agreements. The Compensation Committee consults with the CEO with respect to the recommended base salaries for the other NEOs and takes into consideration market data provided by the Compensation Committee's compensation consultant, as previously described under "—Setting Executive Compensation—Use of Peer Group and Survey Data." In setting individual base salaries, consideration is given to factors such as: (1) the performance of the Company; (2) the individual performance of each NEO, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual cash incentive program; (3) the NEO's scope of responsibility in relation to other NEOs and key members of senior management within the Company and internal pay equity; and (4) any retention issues. In February 2017, the Compensation Committee approved base salary adjustments for each NEO. In determining the salary adjustments, the Compensation Committee considered a number of relevant factors including pay levels for executives in similar positions within our Peer Group, the nature and scope of each NEO's duties, individual performance, and internal pay equity. Specifically, the Compensation Committee approved the following salary increases: Mr. Walker's annual salary to $900,000, Mr. Theobald's annual salary to $500,000, Mr. Smith's annual salary to $625,000 and Messrs. Lucas' and Warner's annual salaries to $500,000, effective to February 4, 2017.

        Following these salary increases, base salary for each of our NEOs in 2017 was as follows:

Base Salary ($)
William M. Walker	900,000
Stephen P. Theobald	500,000
Howard W. Smith, III	625,000
Richard M. Lucas	500,000
Richard C. Warner	500,000

        Base salary affects other elements of total compensation, including annual cash incentive, annual equity award, long-term equity compensation, and retirement benefits. In setting base salaries for the NEOs, the Compensation Committee considers the impact on other elements of total direct compensation.

  Annual Cash Incentive Award

        In March 2017, the Compensation Committee established the 2017 annual cash incentive plan. Under the 2017 annual cash incentive plan, the Compensation Committee established as a prerequisite to the funding of the incentive plan that the Company achieve a minimum of $140 million of adjusted income from operations for the fiscal year ended December 31, 2017. If that performance objective was achieved or exceeded, the CEO, President and each other NEO was then eligible to receive awards of up to 375%, 312.5% and 250% of his respective base salary, based on pre-determined Company and individual performance goals that the Compensation Committee established in March 2017, as described below. The Company-specific performance goals included total revenues, diluted earnings per share and adjusted EBITDA, the corresponding payouts for which were each weighted at 25%. The individual performance goals included corporate leadership and strategic initiatives, the corresponding payouts for which were weighted at 10% and 15%, respectively.

        The Company achieved adjusted income from operations of $234.5 million in 2017, and as a result the CEO, President and each other NEOs were then eligible to receive awards of up to 375%, 312.5% and 250% of his respective base salary, subject to achievement of the Company and individual performance goals, as determined by the Compensation Committee. As set forth in the table below, the Compensation Committee determined that Company and individual performance under the pre-determined goals described above warranted maximum payouts to each NEO under the 2017 annual cash incentive plan. Additionally, in evaluating the achievement of the diluted earnings per share metric, the Committee considered the $1.80 per share benefit recorded in the fourth quarter of 2017 associated with the revaluation of our net deferred tax liabilities as a result of the enactment of the 2017 Tax Cuts and Jobs Act. The following tables set forth for each NEO the performance needed to achieve each Company and individual performance goal, the actual performance achieved in 2017 as determined by the Compensation Committee and the corresponding payouts approved by the Compensation Committee.

        The Compensation Committee chose the Company performance goals to focus the NEOs on the key operating metrics considered most important in driving Company results and stockholder value. Individual metrics were assigned based on each NEO's ability to drive performance. The NEOs' achievement of applicable performance criteria at the threshold, target or maximum levels results in bonuses set forth in the following table based on such NEO's base salary, subject to the exercise of negative discretion by the Compensation Committee.

	Threshold as a Percentage of Base Salary	Target as a Percentage of Base Salary	Maximum as a Percentage of Base Salary
William M. Walker	75%	150%	375%
Stephen P. Theobald	50%	100%	250%
Howard W. Smith, III	62.5%	125%	312.5%
Richard M. Lucas	50%	100%	250%
Richard C. Warner	50%	100%	250%

        The threshold, target and maximum payout levels are based on the NEO's position and responsibilities, applicable market data, and our overall compensation philosophy, which emphasizes performance-based compensation. Additionally, the target performance goals for each of the financial metrics were set at amounts required to achieve our 2017 operating budget for such metrics. The Compensation Committee deemed that the performance levels would be sufficiently challenging to merit payout, and, in particular, that the maximum performance levels would require significant stretch performance compared to past years, such that maximum payout would only be achieved for truly outstanding results.

 William M. Walker
Chairman and Chief Executive Officer

	Threshold	Target	Maximum	2017 Performance Results	Actual Payout
Annual Cash Incentive	$675,000	$1,350,000	$3,375,000	N/A	$3,375,000 (total)
Goals:
Total Revenues	$600,000,000	$631,000,000	$660,000,000	$711,856,867	$843,750
Diluted EPS	$3.65	$4.02	$4.20	$6.56	$843,750
Adjusted EBITDA	$160,000,000	$182,000,000	$200,000,000	$200,949,222	$843,750
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$337,500
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$506,250

        Mr. Walker's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  sourcing and leading the origination team responsible for the $1.9 billion Greystar portfolio financing, the largest loan portfolio financing in our history;

  •
  successful management of our loan origination and investment sales staff, as evidenced by our record 2017 total transaction volume of $27.9 billion, a 45% increase over 2016;

  •
  managing significant investments in our loan origination staff, as evidenced by the net increase of 20 loan originators in 2017 and the acquisition of the loan origination platform of Deerwood Real Estate Capital, LLC;

  •
  furthering extremely strong relationships with Fannie Mae and Freddie Mac, as evidenced by becoming the top-ranking Fannie Mae DUS lender in 2017, up from second in 2016, and maintaining our number three Freddie Mac Approved Seller/Servicer ranking in 2017;

  •
  negotiating and forming our joint venture for multifamily bridge loans with an affiliate of Blackstone Mortgage Trust, Inc.; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® Best Small & Medium Workplaces list, as published in Fortune magazine for the fifth time in six years.

 Stephen P. Theobald
Executive Vice President and Chief Financial Officer

	Threshold	Target	Maximum	2017 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$1,250,000 (total)
Goals:
Total Revenues	$600,000,000	$631,000,000	$660,000,000	$711,856,867	$312,500
Diluted EPS	$3.65	$4.02	$4.20	$6.56	$312,500
Adjusted EBITDA	$160,000,000	$182,000,000	$200,000,000	$200,949,222	$312,500
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$125,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$187,500

        Mr. Theobald's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  successful management of our warehouse funding sources and amounts to facilitate our record loan origination volumes;

  •
  successful management of our Servicing department as our servicing portfolio totaled $74.5 billion at December 31, 2017, while our servicing cost per loan declined year over year;

  •
  successful and efficient management of our balance sheet, including through the repricing of our term debt in November 2017 and the implementation of our 2017 share repurchase program;

  •
  successfully transitioning to a new head of our Investor Relations department during 2017;

  •
  successful management of our Marketing department; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® Best Small & Medium Workplaces list, as published in Fortune magazine for the fifth time in six years.

Howard W. Smith, III
President

	Threshold	Target	Maximum	2017 Performance Results	Actual Payout
Annual Cash Incentive	$390,625	$781,250	$1,953,125	N/A	$1,953,125 (total)
Goals:
Total Revenues	$600,000,000	$631,000,000	$660,000,000	$711,856,867	$488,281
Diluted EPS	$3.65	$4.02	$4.20	$6.56	$488,281
Adjusted EBITDA	$160,000,000	$182,000,000	$200,000,000	$200,949,222	$488,281
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$195,313
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$292,969

        Mr. Smith's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  successful management of our loan origination and investment sales staff, as evidenced by our record 2017 total transaction volume of $27.9 billion, a 45% increase over 2016;

  •
  managing significant investments in our loan origination staff, as evidenced by the net increase of 20 loan originators in 2017 and the acquisition of the loan origination platform of Deerwood Real Estate Capital, LLC;

  •
  furthering extremely strong relationships with Fannie Mae and Freddie Mac, as evidenced by becoming the top-ranking Fannie Mae DUS lender in 2017, up from second in 2016, and maintaining our number three Freddie Mac Approved Seller/Servicer ranking in 2017; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® Best Small & Medium Workplaces list, as published in Fortune magazine for the fifth time in six years.

 Richard M. Lucas
Executive Vice President, General Counsel, and Secretary

	Threshold	Target	Maximum	2017 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$1,250,000 (total)
Goals:
Total Revenues	$600,000,000	$631,000,000	$660,000,000	$711,856,867	$312,500
Diluted EPS	$3.65	$4.02	$4.20	$6.56	$312,500
Adjusted EBITDA	$160,000,000	$182,000,000	$200,000,000	$200,949,222	$312,500
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$125,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$187,500

        Mr. Lucas' corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  effective management of our legal department, including through the negotiation and execution of our acquisition of the loan origination platform of Deerwood Real Estate Capital;

  •
  effective management of our office services function, including managing our 28 offices nationwide;

  •
  effective management of litigation and the operating budgets for the legal and human resources departments; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® Best Small & Medium Workplaces list, as published in Fortune magazine for the fifth time in six years.

 Richard C. Warner
Executive Vice President and Chief Credit Officer

	Threshold	Target	Maximum	2017 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$1,250,000 (total)
Goals:
Total Revenues	$600,000,000	$631,000,000	$660,000,000	$711,856,867	$312,500
Diluted EPS	$3.65	$4.02	$4.20	$6.56	$312,500
Adjusted EBITDA	$160,000,000	$182,000,000	$200,000,000	$200,949,222	$312,500
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$125,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$187,500

        Mr. Warner's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  outstanding management of credit risk by our Underwriting department and successful management of our Asset Management department's loss mitigation practices, as evidenced by only one 60-day plus delinquency in our Fannie Mae at risk portfolio during 2017;

  •
  facilitating the 17% growth of our Fannie Mae and HUD loan originations in 2017 from 2016 to a record $9.3 billion; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® Best Small & Medium Workplaces list, as published in Fortune magazine for the fifth time in six years.

  Equity Awards

        The equity awards granted to our NEOs in 2017 consisted of: (1) an annual equity award that includes restricted stock and non-qualified stock options, (2) performance stock units for a performance-based long-term equity incentive award, and (3) an additional restricted stock award granted to each NEO in February 2017 equal to 50% of his 2016 annual base salary to reward him for the exceptional 2016 performance and to enable us to retain and motivate him during the applicable vesting period.

  Annual Equity Award

        The annual equity award for Messrs. Walker and Smith for 2017 was comprised of 20% restricted stock and 80% options (based on the fair value of each on the date of the grant), and for Messrs. Lucas, Theobald and Warner was comprised of 75% restricted stock and 25% options (based on the fair value of each on the date of grant). The Compensation Committee placed a greater weighting on non-qualified stock options than restricted stock for Messrs. Walker and Smith to seek to further align the interests of the executives with our stockholders through long-term value creation and to maximize the Company's ability to deduct their compensation for U.S. federal income tax purposes. Each of our NEOs also received an additional restricted stock award in February 2017 equal to 50% of his 2016 annual base salary to reward him for the exceptional 2016 performance and to enable us to retain and motivate him during the applicable vesting period. The non-qualified stock options and restricted stock granted to the NEOs in 2017 vest ratably on each anniversary date of grant over a three-year period. The Compensation Committee determined to use a three-year vesting period because it believes such duration promotes long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting annual cash incentive awards.

        Restricted Stock Awards.    The Compensation Committee granted our NEOs a total of 66,671 shares of restricted stock. In addition to serving as a retention tool, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO's 2017 restricted stock award is detailed below.

        Stock Option Awards.    The Compensation Committee granted our NEOs a total of 106,473 non-qualified stock options. The exercise price of non-qualified stock options is the closing price of our common stock on the NYSE on the date of grant. Non-qualified stock option grants vest ratably over three years and expire ten years after grant. In addition to serving as a retention tool, non-qualified stock options further align the interests of executives with our stockholders through long-term stock value creation. Each NEO's 2017 grant of non-qualified stock options and shares of restricted stock are detailed below.

Name	Number of Shares of Restricted Stock Granted(1)	Number of Options Granted(1)
William M. Walker	13,937	48,064
Stephen P. Theobald	14,439	8,344
Howard W. Smith, III	9,417	33,377
Richard M. Lucas	14,439	8,344
Richard C. Warner	14,439	8,344

(1)
Shares of restricted stock and the non-qualified stock options vest in one-third increments on each of February 15, 2018, 2019 and 2020, subject to the NEO's continued employment with the Company on the applicable vesting date.

  2016-2018 Performance Share Plan

        In March 2016, the Compensation Committee approved performance-based long-term equity incentive awards for the Company's NEOs and senior management to drive outstanding performance over the next three years. Under these 2016 performance-based long-term equity incentive awards, the Compensation Committee established as a prerequisite to the funding of the award that the Company achieve a minimum of $90 million of adjusted income from operations in 2016. 2016 adjusted income from operations exceeded the $90 million threshold. Accordingly, the NEOs are eligible to receive equity awards if certain pre-established performance goals relating to average diluted earnings per share (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) are achieved over the course of a 2016-2018 performance period. The Compensation Committee has the discretion to adjust the number of performance share units downward for any reason.

  2017-2019 Performance Share Plan

        In March 2017, the Compensation Committee approved a new performance-based long-term equity incentive award for the Company's NEOs and senior management to drive outstanding performance over the next three years. Under these 2017 performance-based long-term equity incentive awards, the Compensation Committee established as a prerequisite to the funding of the award that the Company achieve a minimum of $140 million of adjusted income from operations in 2017. 2017 adjusted income from operations was $234.5 million. Accordingly, the NEOs are eligible to receive equity awards if certain pre-established performance goals (tied to aggregate total revenues, average diluted earnings per share and return on equity) underlying the award are met over the course of a 2017-2019 performance period.

        The performance share units vest based on the achievement of average diluted earnings per share (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) over the 2017-2019 performance period as set forth in the table below. In the event that one or more of the metrics falls between two of the levels in the table, the number of performance share units vested will be calculated by linear interpolation.

        The Compensation Committee established the award of the performance share units as an "outperformance" award, setting extremely challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance. As a result, the amounts that will be actually earned by the NEOs under the performance share units may be less, in some cases substantially so, than the amounts shown as compensation in the "2017 Summary Compensation Table" below.

        The Compensation Committee recognizes that one of the primary methods of returning value to our stockholders is through maximizing and growing earnings per share. Therefore, the Compensation Committee chose the average diluted earnings per share metrics and assigned them a 50% weighting to ensure that the NEOs and senior management are focused not only on driving revenue growth over the performance period, but also on maximizing the benefit of such growth in earnings per share. Additionally, in order to receive an award for achievement of the average diluted earnings per share performance goals, the Company will have to achieve such goals net of the expense associated with awards under the plan. The Compensation Committee also chose the aggregate total revenues and return on equity goals set forth in the table below for the 2017-2019 performance cycle because if achieved they would require dramatic growth and diversification of our loan origination and servicing platform and efficient use of capital.

        For the grant of performance share units in 2017, the Compensation Committee determined that: (i) Mr. Walker's grant would have a threshold number of performance share units equal to 100% of his base salary, a target number of performance share units equal to 200% of his base salary, and a maximum number of performance share units equal to 450% of his base salary, divided by the fair market value of a share of common stock on the grant date, (ii) Mr. Smith's grant would have a threshold number of performance share units equal to 75% of his base salary, a target number of performance share units equal to 150% of his base salary, and a maximum number of performance share units equal to 337.5% of his base salary, divided by the fair market value of a share of common stock on the grant date and (ii) each of Messrs. Lucas, Theobald, and Warner would receive a threshold number of performance share units equal to 75% of each of their respective base salaries, a target number of performance share units equal to 100% of each of their respective base salaries, and a maximum number of performance share units equal to 225% of each of their respective base salaries, divided by the fair market value of a share of common stock on the grant date.

Achievement Against Performance Goal	Average Diluted Earnings Per Share for the Performance Period (50% Weighting)	Aggregate Total Revenues for the Performance Period (25% Weighting)	Return on Equity (25% Weighting)	Number of Performance Share Units Eligible to be Vested
Threshold	$4.43	$2.1 billion	15.0%	Threshold Number of Performance Share Units
Target	$4.86	$2.3 billion	16.5%	Target Number of Performance Share Units
Maximum	$5.31	$2.5 billion	18.0%	Maximum Number of Performance Share Units

  Management Deferred Stock Unit Purchase Plan

        The Management Deferred Stock Unit Purchase Plan (the "MSPP") supports the Company's existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company's common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date. The matching awards are reflected in the "2017 Summary Compensation Table" below. See the "2017 Nonqualified Deferred Compensation" table and related narrative below for additional information concerning the MSPP and the related matching component.

  Employment Agreements

        The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See "COMPENSATION OF DIRECTORS AND OFFICERS—Employment and Separation Agreements" and "COMPENSATION OF DIRECTORS AND OFFICERS—Potential Payments Upon Termination or a Change in Control" for a description of the specific terms of these agreements.

Compensation Policies

        We do not currently have any formal policies regarding long-term versus currently paid compensation, but believe that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of long-term strategic objectives and contributes towards overall shareholder value.

  Clawback Policy

        If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover awards made to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  Prohibition on Hedging

        Our insider trading policy prohibits our directors and all employees, including our NEOs, from hedging their economic interest in the Company's stock through short-sales, trading in puts or calls, or the use of other derivative instruments.

  Prohibition on Pledging

        Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.

  Stock Ownership Guidelines for NEOs

        We have stock ownership guidelines for our NEOs, which are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO's position, as follows:

  •
  Chief Executive Officer and President: five times base salary; and

  •
  Chief Credit Officer, Chief Financial Officer and General Counsel: three times base salary.

        Stock ownership for the purpose of these guidelines includes stock currently held by the NEO, restricted stock and stock units, excluding stock units that remain subject to achievement of performance goals. As of December 31, 2017, each NEO was in compliance with the stock ownership guidelines.

  Tax Treatment of NEO Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers (excluding the chief financial officer) to $1 million in the year the compensation becomes taxable to the executive. There is an exemption to the limit on deductibility for performance-based compensation that meets certain requirements. The exemption from Section 162(m)'s deduction limit for performance-based compensation and the exemption for the chief financial officer have been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, it is uncertain whether compensation that the Compensation Committee intended to structure as performance-based compensation under Section 162(m) will be deductible in future years.

        While the Compensation Committee considers the impact of 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

"Say on Pay" Results

        At our 2017 annual meeting, we submitted to stockholders an advisory resolution to approve our executive compensation program (a "say on pay" vote). Our stockholders overwhelmingly supported our say on pay vote with approximately 97 percent of the votes cast in favor and three percent cast against (excluding abstentions and broker non-votes). We carefully consider stockholder feedback on all matters, including our executive compensation. In 2017, the Compensation Committee considered the results of the 2017 say on pay vote, and determined that no specific changes to our executive compensation program were warranted.

        At our 2016 annual meeting, our stockholders approved holding a say on pay vote at each annual meeting, and our Board subsequently determined that annual say on pay votes were appropriate for us. Accordingly, we will hold the say on pay vote at this annual meeting (Proposal 3).

Compensation Policies and Practices as they Relate to Risk Management

        Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Pay Governance to perform a compensation risk assessment for the NEOs and our loan originators for 2017, and to advise the Compensation Committee on the findings of the assessment. Our Executive Vice President, Human Resources also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they continue to be well-balanced between fixed and variable compensation, cash and equity and short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements and are subject to policies that discourage the NEOs from taking unnecessary or excessive risks, including with respect to compensation clawbacks and prohibitions on hedging and pledging. With the assistance of Pay Governance, the Compensation Committee continues to review all of the Company's executive compensation programs as they relate to risk management.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted, The Compensation Committee of the Board of Directors Michael D. Malone (Chairman) Cynthia A. Hallenbeck John Rice Dana L. Schmaltz

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Reconciliation of Adjusted Income from Operations to GAAP Income from Operations

        Adjusted income from operations is not prepared in accordance with GAAP. Adjusted income from operations is not, and should not be, viewed as a substitute for GAAP income from operations. Adjusted income from operations reflects the following adjustments to GAAP income from operations: (1) any amounts that are generally required to be reported separately under GAAP as extraordinary items, as reported in our audited financial statements; (2) gains or losses as a result of changes in accounting principles; (3) impairment charges for goodwill or intangible assets; (4) amortization of intangible assets acquired in a business combination or acquisition of assets; (5) acquisition and restructuring costs (including severance, legal fees, banking fees, etc.) for completed efforts; (6) litigation costs for historical transactions; (7) debt restructuring costs; (8) any other non-recurring or non-operating charges specifically related to completed acquisitions and restructurings; (9) costs associated with capital raises for creating an externally managed REIT, including but not limited to underwriting charges, placement fees and legal fees; and (10) costs associated with a completed capital raise for a fund management business, including but not limited to finders' or relationship referral fees, legal fees, banking fees, placement fees, etc.

(in thousands)	For the year ended December 31, 2017
GAAP income from operations	$233,661
Adjustments:
(i) Extraordinary items	—
(ii) Changes in accounting principles	—
(iii) Goodwill impairment	—
(iv) Amortization of intangible assets acquired in business combination	876
(v) Acquisition and restructuring costs of completed acquisitions	—
(vi) Litigation costs	—
(vii) Debt restructuring costs	—
(viii) Non-recurring charges related to acquisitions	—
(ix) Costs of raising REIT	—
(x) Costs of completed capital raises	—

Adjusted income from operations	$234,537

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2017, 2016 and 2015:

2017 Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William M. Walker	2017	887,500	—	1,454,961	719,999	3,375,000	8,000	6,445,460
Chairman and Chief	2016	750,000	—	1,112,504	600,002	1,500,000	9,000	3,971,506
Executive Officer	2015	750,000	200,000	299,990	600,001	1,500,000	4,500	3,354,491
Stephen P. Theobald	2017	491,667	—	1,049,933	124,993	1,250,000	8,000	2,924,593
Executive Vice President and	2016	400,000	2,000	699,969	100,003	800,000	9,000	2,010,972
Chief Financial Officer	2015	400,000	200,000	350,000	99,999	800,000	4,500	1,854,499
Howard W. Smith, III	2017	614,583	—	1,043,682	499,987	1,953,125	8,000	4,119,377
President	2016	500,000	—	714,973	400,004	1,000,000	9,000	2,623,988
	2015	500,000	200,000	299,990	400,002	1,000,000	4,500	2,404,493
Richard M. Lucas	2017	491,667	—	1,049,933	124,993	1,250,000	8,000	2,924,593
Executive Vice President,	2016	400,000	—	699,969	100,003	800,000	9,000	2,008,972
General Counsel and Secretary	2015	400,000	203,500	399,993	99,999	800,000	4,500	1,907,992
Richard C. Warner	2017	491,667	—	949,943	124,993	1,250,000	8,000	2,824,603
Executive Vice President and	2016	400,000	—	599,983	100,003	800,000	9,000	1,908,986
Chief Credit Officer	2015	400,000	200,000	300,007	99,999	800,000	4,500	1,804,506

(1)
$2,000 and $3,500 in this column for Mr. Theobald and Mr. Lucas, respectively, represents a cash bonus award earned by Mr. Theobald in 2016 and Mr. Lucas in 2015 under a Company program in which all full-time employees may participate and earn a cash-based award upon the completion of three years (Mr. Theobald) and five years (Mr. Lucas) of continuous service with the Company.

(2)
Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock and non-qualified stock options. In addition, for Messrs. Walker, Theobald, Smith and Lucas, the Stock Awards column includes restricted stock units (some of which may be deferred stock units) awarded as the matching grant under the Management Deferred Stock Unit Purchase Matching Program. In 2016 and 2017, the Stock Awards column also includes the threshold value for the 2016-2018 and 2017-2019 performance share units, respectively. The maximum possible value of the 2016-2018 performance share units was as follows: $3,375,000 for Mr. Walker, $900,000 for Mr. Theobald, $1,687,500 for Mr. Smith, $900,000 for Mr. Lucas, and $900,000 for Mr. Warner. The maximum possible value of the 2017-2019 performance share units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas, and $1,125,000 for Mr. Warner. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Amounts shown in this column represent annual cash incentive awards to each NEO.

(4)
Represents the Company's $4,500 matching contribution to the executive's 401(k) plan for each year presented and an additional discretionary $4,500 and $3,500 contribution by the Company to the executive's 401(k) plan for 2016 and 2017, respectively. All full-time employees were eligible for these contributions.

2017 Grants of Plan-Based Awards

											Grant Date Fair Value of Stock and Option Awards ($)(5)
									All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(4)
										Exercise or Base Price of Option Awards ($/Share)
Name/Award Type(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
William M. Walker
Restricted Stock	2/15/2017							13,937	—	—	554,971
Options	2/15/2017							—	48,064	39.82	719,999
Cash Awards	3/6/2017	675,000	1,350,000	3,375,000				—	—	—	—
Performance Share Units	3/28/2017				21,536	43,072	96,912	—	—	—	899,989
Stephen P. Theobald
Restricted Stock	2/15/2017							14,439	—	—	574,961
Options	2/15/2017							—	8,344	39.82	124,993
Restricted Stock Units	2/16/2017							2,525	—	—	99,990
Cash Awards	3/6/2017	250,000	500,000	1,250,000				—	—	—	—
Performance Share Units	3/28/2017				8,972	11,964	26,920	—	—	—	374,982
Howard W. Smith, III
Restricted Stock	2/15/2017							9,417	—	—	374,985
Options	2/15/2017							—	33,377	39.82	499,987
Restricted Stock Units	2/16/2017							5,050	—	—	199,980
Cash Awards	3/6/2017	390,625	781,250	1,953,125				—	—	—	—
Performance Share Units	3/28/2017				11,216	22,433	50,473	—	—	—	468,717
Richard M. Lucas
Restricted Stock	2/15/2017							14,439	—	—	574,961
Options	2/15/2017							—	8,344	39.82	124,993
Restricted Stock Units	2/16/2017							2,525	—	—	99,990
Cash Awards	3/6/2017	250,000	500,000	1,250,000				—	—	—	—
Performance Share Units	3/28/2017				8,972	11,964	26,920	—	—	—	374,982
Richard C. Warner
Restricted Stock	2/15/2017							14,439	—	—	574,961
Options	2/15/2017							—	8,344	39.82	124,993
Cash Awards	3/6/2017	250,000	500,000	1,250,000				—	—	—	—
Performance Share Units	3/28/2017				8,972	11,964	26,920	—	—	—	374,982

(1)
All plan-based awards were made pursuant to the 2015 Equity Incentive Plan.

(2)
Represents awards that could be earned under our annual cash incentive plan. See "COMPENSATION DISCUSSION AND ANALYSIS—2017 Executive Officer Compensation—Annual Cash Incentive Award." NEOs may elect to defer all or a portion of these amounts under our MSPP. Refer to the 2017 Non-Qualified Deferred Compensation table below for information regarding deferral elections made by the NEOs.

(3)
Represents shares that could be earned under awards of performance share units, which vest based on the achievement of average diluted earnings per share (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) over the 2017-2019 performance period. See "COMPENSATION DISCUSSION AND ANALYSIS—2017 Executive Officer Compensation—Equity Awards—2017-2019 Performance Share Plan."

(4)
Grants of restricted stock and option awards vest in one-third increments on each of February 15, 2018, 2019 and 2020, subject to the executive's continued employment with the Company on the applicable vesting date. Grants of restricted stock units and deferred stock units are awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program and vest on March 15 in the third calendar year following the grant date.

(5)
Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock, non-qualified stock options, and performance share units awarded under the 2015 Equity Incentive Plan, as amended, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program. For the performance share units, the amounts shown reflect the threshold value of the performance share units awarded to each NEO. The Compensation Committee established very challenging targets for the 2016-2018 and 2017-2019 performance cycles. As a result, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables

        The 2017 performance share unit "threshold," "target," and "maximum" opportunities in the Table are 100%, 200%, and 450%, respectively, of the 2017 base salary for Mr. Walker, 75%, 150%, and 337.5%, respectively, of the 2017 base salary for Mr. Smith and 75%, 100%, and 225%, respectively, of the 2017 base salaries for the other NEOs. Additionally, the restricted stock awards include an additional restricted stock award granted to each NEO in February 2017 equal to 50% of his 2016 annual base salary to reward him for the exceptional 2016 performance. See "COMPENSATION DISCUSSION AND ANALYSIS—2017 Executive Officer Compensation—Equity Awards."

Employment and Separation Agreements

        We have entered into employment agreements with each of our NEOs. Each employment agreement had an initial three-year term, and automatically extends for a series of additional one-year terms at the end of the expiration of the then-current term, unless either party gives 60 days' prior notice that the term will not be extended. These employment agreements provide for an initial base salary, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. For information regarding each NEO's 2017 base salary and other compensation arrangements with us, see "COMPENSATION DISCUSSION AND ANALYSIS—2017 Executive Officer Compensation" above. Additionally, each NEO employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the termination of each executive's employment with us. For information concerning the termination-related terms of the NEOs' employment agreements, see "—Potential Payments Upon Termination or a Change in Control" below.

Outstanding Equity Awards at December 31, 2017

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
William M. Walker	4/1/2013	97,879	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	94,488	—	17.05	2/15/2024	—		—	—	—
	3/15/2014	—	—	—	—	8,090	(5)	384,275	—	—
	2/15/2015	67,797	33,898	16.72	2/15/2025	2,990	(4)	142,025	—	—
	2/15/2015	—	—	—	—	8,971	(5)	426,123	—	—
	2/15/2016	27,740	55,478	20.40	2/15/2026	4,902	(4)	232,845	—	—
	2/19/2016	—	—	—	—	9,725	(5)	461,938	—	—
	3/21/2016	—	—	—	—	—		—	141,096	6,702,060
	2/15/2017	—	48,064	39.82	2/15/2027	13,937	(4)	662,008	—	—
	3/28/2017	—	—	—	—	—		—	43,072	2,045,920
Stephen P. Theobald	4/1/2013	28,548	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	31,496	—	17.05	2/15/2024	—		—	—	—
	3/15/2014	—	—	—	—	3,236	(5)	153,710	—	—
	2/15/2015	11,299	5,650	16.72	2/15/2025	5,981	(4)	284,098	—	—
	2/15/2015	—	—	—	—	2,990	(5)	142,025	—	—
	2/15/2016	4,624	9,246	20.40	2/15/2026	9,804	(4)	465,690	—	—
	2/19/2016	—	—	—	—	4,576	(5)	217,360	—	—
	3/21/2016	—	—	—	—	—		—	37,625	1,787,188
	2/15/2017	—	8,344	39.82	2/15/2027	14,439	(4)	685,853	—	—
	2/16/2017	—	—	—	—	2,525	(5)	119,938	—	—
	3/28/2017	—	—	—	—	—		—	11,964	568,290
Howard W. Smith, III	3/24/2011	32,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	55,268	—	13.05	4/30/2022	—		—	—	—
	4/1/2013	65,253	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	62,992	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	45,198	22,599	16.72	2/15/2025	1,994	(4)	94,715	—	—
	2/15/2015	—	—	—	—	11,961	(5)	568,148	—	—
	2/15/2016	18,493	36,986	20.40	2/15/2026	3,268	(4)	155,230	—	—
	2/19/2016	—	—	—	—	10,983	(5)	521,693	—	—
	3/21/2016	—	—	—	—	—		—	70,548	3,351,030
	2/15/2017	—	33,377	39.82	2/15/2027	9,417	(4)	447,308	—	—
	2/16/2017	—	—	—	—	5,050	(5)	239,875	—	—
	3/28/2017	—	—	—	—	—		—	22,433	1,065,568
Richard M. Lucas	3/24/2011	10,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	25,907	—	13.05	4/30/2022	—		—	—	—
	4/1/2013	32,626	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	31,496	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	11,299	5,650	16.72	2/15/2025	5,981	(4)	284,098	—	—
	2/15/2015	—	—	—	—	5,980	(5)	284,050	—	—
	2/15/2016	4,624	9,246	20.40	2/15/2026	9,804	(4)	465,690	—	—
	2/19/2016	—	—	—	—	4,576	(5)	217,360	—	—
	3/21/2016	—	—	—	—	—		—	37,625	1,787,188
	2/15/2017	—	8,344	39.82	2/15/2027	14,439	(4)	685,853	—	—
	2/16/2017	—	—	—	—	2,525	(5)	119,938	—	—
	3/28/2017	—	—	—	—	—		—	11,964	568,290
Richard C. Warner	3/24/2011	24,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	25,907	—	13.05	4/30/2022	—		—	—	—
	4/1/2013	32,626	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	31,496	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	11,299	5,650	16.72	2/15/2025	5,981	(4)	284,098	—	—
	2/15/2016	4,624	9,246	20.40	2/15/2026	9,804	(4)	465,690	—	—
	3/21/2016	—	—	—	—	—		—	37,625	1,787,188
	2/15/2017	—	8,344	39.82	2/15/2027	14,439	(4)	685,853	—	—
	3/28/2017	—	—	—	—	—		—	11,964	568,290

(1)
These options were granted pursuant to our 2010 Equity Incentive Plan, as amended, and our 2015 Equity Incentive Plan, and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(2)
Based on the closing stock price of our common stock on December 31, 2017 of $47.50 per share.

(3)
Represents performance share units under our 2016-18 performance share plan and our 2017-2019 performance share plan. The number of units reported for the 2016-2018 performance share plan is based on the maximum level of performance, which is reflective of performance during 2017. The number of performance share units reported for the 2017-2019 performance share plan is based on the target level of performance, which is reflective of performance during 2017.

(4)
Represents restricted stock granted pursuant to our 2010 Equity Incentive Plan, and our 2015 Equity Incentive Plan, and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(5)
Represents restricted stock units (some of which may be deferred stock units) granted under the Management Deferred Stock Unit Purchase Matching Program, which vest on March 15 in the third calendar year following the grant date.

2017 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	—	—	175,345	6,982,238
Stephen P. Theobald	—	—	59,317	2,362,003
Howard W. Smith, III	—	—	65,767	2,625,728
Richard M. Lucas	10,000	354,576	64,171	2,562,667
Richard C. Warner	—	—	59,317	2,362,003

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
William M. Walker	—	—	923,074	—	2,928,993
Stephen P. Theobald	—	—	411,990	—	1,419,823
Howard W. Smith, III	585,904	—	919,683	—	3,245,477
Richard M. Lucas	249,968	—	482,492	—	1,492,758
Richard C. Warner	—	—	—	—	—

(1)
These contributions were made by deferring a portion of the 2017 annual cash incentive award under our MSPP and represent the value of purchased deferred stock units based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the "2017 Summary Compensation Table" for 2017.

(2)
Earnings represent a change in the value of our common stock underlying an NEO's deferred stock units. None of the amounts in this column have been included in the "2017 Summary Compensation Table" because the earnings are not preferential or above-market.

(3)
Total aggregate balance calculated as the sum of the number of purchased deferred stock units held as of December 31, 2017, multiplied by $47.50, the closing stock price of our common stock on December 31, 2017, plus the amount of executive contributions for 2017. The following amounts included in this column have been reported in the "2017 Summary Compensation Table" for 2017 or a prior fiscal year: Mr. Walker—$1,099,960, Mr. Theobald—$649,947, Mr. Smith—$1,865,876, Mr. Lucas—$849,929, and Mr. Warner—$0.

Management Deferred Stock Unit Purchase Plan (MSPP)

        Under the MSPP, eligible employees may voluntarily elect to purchase shares of the Company's common stock with up to 100% of their annual cash incentive award on a specified date each calendar year. On the date that the annual cash incentive award is paid (the "Award Date"), the portion of the bonus that is deferred is used to purchase deferred stock units at the fair market value of the Company's common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company issues to the participant one share of the Company's common stock on the date elected by the participant, which is either (i) January 31 of the year immediately following the participant's separation from the Company (the "Termination Date Election"); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date, and (B) January 31 of the year immediately following the participant's separation from the Company (the "Vesting Date Election"); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date, and (B) January 31 of the year immediately following the participant's separation from the Company (the "Deferred Distribution Date Election"). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date.

        In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company's common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the Management Deferred Stock Unit Purchase Matching Program) within 24 months following the change in control of the Company.

Potential Payments Upon Termination or a Change in Control

        Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expenses, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid, provided, however, that in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

        In addition to the benefits described above in clauses (a)-(e), each NEO is entitled to receive a severance payment if we terminate his employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive's base salary, as in effect as of the executive's last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the "Indemnity

Amount").The foregoing benefits are conditioned upon the executive's execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO vests in a pro rata portion of his performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.

        If the NEO's employment terminates due to death or disability, in addition to the benefits described above in clauses (a)-(e), the executive or his estate, as applicable, is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or termination of employment. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO vests in his target number of performance share units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and restricted stock units granted thereunder become 100% vested.

        If the NEO's employment terminates due to retirement, in addition to the benefits described above in clauses (a)-(e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The NEO does not vest in any performance share units upon such a termination of employment.

        While none of the employment agreements includes severance provisions that are tied to changes in control, pursuant to the 2015 Equity Incentive Plan and the award agreements governing the NEO's outstanding equity awards thereunder, upon a change in control of the Company, (i) the NEO's outstanding, unvested options and restricted stock become fully vested (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO's employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of performance share units equal to the greater of (A) a pro rata portion of his performance share units to the extent the applicable performance goals are otherwise satisfied and (B) his target number of performance share units. In addition, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or resigns for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.

        Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.

        The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2017. Amounts shown do not include (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non-renewal by Company ($)(1)		Without Cause/ For Good Reason ($)(2)		Death ($)		Disability ($)(3)		Retirement ($)(4)
William M. Walker	Cash	5,775,000	(5)	5,775,000	(5)	N/A		N/A		N/A
	Continued Life and Health	15,536	(6)	15,536	(6)	N/A		N/A		N/A
	Equity Acceleration	3,952,843	(7)(8)	9,102,857	(7)(8)	10,249,823	(7)(9)	10,249,823	(7)(9)	3,952,843	(7)
	Total	9,743,379		14,893,393		10,249,823		10,249,823		3,952,843
Stephen P. Theobald	Cash	2,550,000	(5)	2,550,000	(5)	N/A		N/A		N/A
	Continued Life and Health	306	(6)	306	(6)	N/A		N/A		N/A
	Equity Acceleration	1,924,196	(7)(8)	3,305,084	(7)(8)	3,919,861	(7)(9)	3,919,861	(7)(9)	1,924,196	(7)
	Total	4,474,502		5,855,390		3,919,861		3,919,861		1,924,196
Howard W. Smith, III	Cash	3,578,125	(5)	3,578,125	(5)	N/A		N/A		N/A
	Continued Life and Health	15,536	(6)	15,536	(6)	N/A		N/A		N/A
	Equity Acceleration	2,651,506	(7)(8)	5,240,715	(7)(8)	6,536,246	(7)(9)	6,536,246	(7)(9)	2,651,506	(7)
	Total	6,245,167		8,834,376		6,536,246		6,536,246		2,651,506
Richard M. Lucas	Cash	2,550,000	(5)	2,550,000	(5)	N/A		N/A		N/A
	Continued Life and Health	15,536	(6)	15,536	(6)	N/A		N/A		N/A
	Equity Acceleration	1,924,196	(7)(8)	3,305,084	(7)(8)	3,908,176	(7)(9)	3,908,176	(7)(9)	1,924,196	(7)
	Total	4,489,732		5,870,620		3,908,176		3,908,176		1,924,196
Richard C. Warner	Cash	2,550,000	(5)	2,550,000	(5)	N/A		N/A		N/A
	Continued Life and Health	15,536	(6)	15,536	(6)	N/A		N/A		N/A
	Equity Acceleration	1,924,196	(7)(8)	3,305,084	(7)(8)	3,286,828	(7)(9)	3,286,828	(7)(9)	1,924,196	(7)
	Total	4,489,732		5,870,620		3,286,828		3,286,828		1,924,196

(1)
This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)
The term "cause" means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties for the Company; (iv) the executive's breach of any of his fiduciary duties to the Company; (v) a material violation of a material Company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term "good reason" means any of the following, subject to any applicable cure provisions, without the executive's consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position at the Company, or any other action by the Company which results in a substantial diminution of the executive's duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive's residence than the Company's address on the effective date of the executive's employment agreement; (iii) a 10% or greater reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of the employment agreement.

(3)
The term "disability" means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term "retirement" means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this column, we have assumed that each NEO has reached the retirement age of 65, regardless of his actual age.

(5)
Represents the sum of the following: (i) the executive's 2017 base salary at December 31, 2017, to be paid for period of 12 months in approximately equal installments on the Company's regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2016 and 2017, assuming all performance targets have been met for 2017, half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)
Represents the value of life and health benefits paid by the Company for 12 months.

(7)
Includes the value of accelerated vesting of restricted stock and options granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $47.50 per share on December 31, 2017. The acceleration value of the options was calculated using the closing price of $47.50 per share on December 31, 2017 and the option exercise prices of $16.72, $20.40, and $39.82 per share, the various exercise prices for all options included above.

The value of accelerated vesting of performance share units is included in the columns for termination without cause or for good reason, due to death, and due to disability. The acceleration value of the performance share units is calculated using the closing price of $47.50 per share on December 31, 2017 and the applicable number of performance share units under our 2016-18 performance and 2017-2019 performance share plans that are eligible to vest upon such a termination pursuant to the terms of the applicable award agreement. For termination without cause or for good reason, the number of performance units reported for the 2016-2018 performance share plan is based on the maximum level of performance, which is reflective of performance during 2017, prorated for the portion of the performance period completed as of December 31, 2017. The number of performance share units reported for the 2017-2019 performance share plan is based on the target level of performance, which is reflective of performance during 2017, prorated for the portion of the performance period completed as of December 31, 2017. For termination due to death and disability, the number of performance share units for each of the 2016-2018 and 2017-2019 performance plans is the number that would be achieved under the target level of performance.

(8)
Does not include the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)
Includes the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP, calculated using the closing price of $47.50 per share on December 31, 2017.

        In addition to the applicable amounts disclosed in the table above, the table below sets forth the estimated value as of December 31, 2017 of accelerated vesting that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO's employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company or if awards under the matching component of the MSPP are not assumed in the change in control transaction.

Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	1,272,335
Stephen P. Theobald	Equity Acceleration	633,033
Howard W. Smith, III	Equity Acceleration	1,329,715
Richard M. Lucas	Equity Acceleration	621,348
Richard C. Warner	Equity Acceleration	—

(1)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Walker, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

        We identified the median employee by examining taxable earnings, excluding our CEO, for those who were employed by us on December 31, 2017. We included all employees, whether employed on a full-time or part-time basis and did not make any estimates, assumptions or adjustments to any annual base salaries.

        After identifying the median employee based on taxable earnings, we calculated annual total compensation for 2017 for such employee using the same methodology we used for our NEOs as set forth in the 2017 Summary Compensation Table earlier in this section.

        For 2017, the annual total compensation of the median employee was $126,654. For 2017, the annual total compensation of our CEO was $6,445,460. The resulting pay ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for 2017 was 51:1.

Director Compensation

        The following table sets forth 2017 compensation for each non-employee director who was a member of our Board in 2017. Messrs. Walker and Smith also serve as members of our Board but do not receive any additional compensation for providing these services. Refer to our "2017 Summary Compensation Table" for information regarding 2017 compensation for Messrs. Walker and Smith.

 2017 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Alan J. Bowers	150,000	(2)	99,975	249,975
Michael D. Malone	135,000		99,975	234,975
John Rice	125,000		99,975	224,975
Cynthia A. Hallenbeck	120,000		99,975	219,975
Dana L. Schmaltz	115,000		99,975	214,975
Michael J. Warren	121,250		114,975	236,225	(3)

(1)
Amounts shown in this column represent the grant date fair value in accordance with FASB ASC Topic 718 of restricted common stock and restricted stock units multiplied by the number of shares or restricted stock units, respectively, granted to each Board member. As of December 31, 2017, John Rice, Dana Schmaltz and Michael Warren each held 2,150 shares of unvested restricted shares or restricted stock units of our common stock and no vested or unvested stock options. Alan Bowers held 6,048 shares of unvested restricted shares and stock units as of December 31, 2017. Cynthia Hallenbeck and Michael Malone each held 4,644 shares of unvested restricted stock units as of December 31, 2017.

(2)
Amount includes the value of restricted stock units received in lieu of directors' fees for service in 2017 and fees received in cash.

(3)
Mr. Warren was appointed to our Board in February 2017. The total amount includes the value of restricted stock and cash fees awarded to Mr. Warren in connection with his appointment to our Board in February 2017 and compensation paid to him following his re-election to our Board at our May 18, 2017 annual meeting.

        2017 compensation for our non-employee directors consisted of the following:

  •
  an annual base cash retainer of $100,000; and

  •
  an annual award of $100,000 of shares of restricted stock (rounded down the nearest whole share) under our 2015 Equity Incentive Plan granted on the date of the 2017 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director's continued service on our Board.

        In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:

  •
  Audit Committee: Chairman—$25,000; Member—$10,000;

  •
  Compensation Committee: Chairman—$25,000; Member—$10,000;

  •
  Nominating and Corporate Governance Committee: Chairman—$15,000; Member—$5,000; and

  •
  the Lead Director receives an additional annual cash retainer of $20,000.

        Under the Deferred Compensation Plan for Non-Employee Directors ("Director Deferred Compensation Plan"), non-employee directors may voluntarily elect to purchase shares of the Company's common stock with up to 100% of their annual director compensation. On the date that the compensation would otherwise be paid, the portion of the compensation that is deferred will be used to purchase deferred stock units at the fair market value of the Company's common stock on such date. These deferred stock units granted under the Director Deferred Compensation Plan are fully vested and non-forfeitable on the date of purchase with respect to deferred stock units received in respect of cash compensation, and the deferred stock units granted in respect of restricted stock are subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such restricted stock. With respect to each deferred stock unit granted under the Director Deferred Compensation Plan, the Company will issue to the participant one share of the Company's common stock on the date elected by the participant, which will be the first to occur of (i) within 90 days following the participant's separation from the Company; (ii) immediately prior to, on, or within 30 days following a change in control, (iii) within 90 days following the participant's disability, (iv) within 90 days following the participant's death, or (v) if the participant has elected to receive payment while still a member of our Board, the date that is three, five or ten years following the last day of the applicable plan year in which an amount was deferred.

  Stock Ownership Guidelines for our Non-Employee Directors

        Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to five times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock, restricted stock and stock units, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the five-year anniversary of the director joining our Board.

Equity Compensation Plan Information

        The table below sets forth information as of the end of our 2017 fiscal year for (i) all equity compensation plans approved by our stockholders, and (ii) all equity compensation plans not approved by our stockholders. See note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a description of our 2015 Equity Incentive Plan. See "—Management Deferred Stock Unit Purchase Plan" above for a description of our MSPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	2,404,207	18.85	2,067,058
Equity compensation plans not approved by security holders(2)	292,397	—	195,419

Total	2,696,604	N/A	2,262,477

(1)
The 2015 Equity Incentive Plan was approved by our stockholders on June 4, 2015, and amended and restated our 2010 Equity Incentive Plan.

(2)
Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 to be used for purchases under the MSPP.

(3)
Represents the purchased and matching deferred and restricted stock units under the MSPP, units under the 2016-2018 and 2017-2019 performance share plans, and shares to be issued upon exercise of options. Amounts representing units under the 2016-2018 performance share plan and the 2017-2019 performance share plan assume maximum performance and amounts.

(4)
Restricted and deferred stock units under the MSPP and performance share units under the 2016-2018 and 2017-2019 performance share plans have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 1,396,706 options outstanding under the 2015 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently consists of Michael Malone (Chairman), Cynthia Hallenbeck, John Rice and Dana Schmaltz. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3: Advisory Resolution to Approve Executive Compensation

        We are presenting this proposal, commonly known as a "say on pay" proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

        We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading "COMPENSATION DISCUSSION AND ANALYSIS," our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key financial and operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive's compensation is tied directly to stockholder value.

        For these reasons, we are asking our stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders hereby approve the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement."

        While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our NEOs. Unless the Board modifies its policy on the frequency of future "say on pay" advisory votes, the "say on pay" advisory vote occurs every year and, accordingly, the next "say on pay" advisory vote will be held at the 2019 annual meeting of stockholders.

  Vote Required

        The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to approve (on a non-binding advisory basis) the compensation of the NEOs. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 12, 2018, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each NEO;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 12, 2018. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership of 30,994,778 shares of common stock outstanding as of March 15, 2018.

        Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
The Vanguard Group(1)	4,135,729	13.34%
BlackRock, Inc.(2)	3,602,311	11.62%
Dimensional Fund Advisors LP(3)	1,814,700	5.85%
Directors and Named Executive Officers:
William M. Walker(4)	1,683,831	5.37%
Howard W. Smith, III(5)	1,111,102	3.55%
Richard M. Lucas(6)	226,970	*
Richard C. Warner(7)	254,167	*
Stephen P. Theobald(8)	167,913	*
Dana L. Schmaltz(9)	48,983	*
Alan J. Bowers(9)	30,859	*
John Rice(9)	25,433	*
Cynthia A. Hallenbeck	20,639	*
Michael D. Malone	21,519	*
Michael J. Warren(9)	2,519	*
Executive Officers and Directors as a group (11 persons)	3,593,935	11.23%

*
Less than 1%.

(1)
This amount includes 50,885 shares, 1,803 shares, 4,085,247 shares and 50,482 shares in which the holder exercises sole voting power, shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 9, 2018 by

  The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
This amount includes 3,535,145 shares and 3,602,311 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on January 19 , 2018 by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
This amount includes 1,709,936 shares and 1,814,700 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Includes 29,539 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 3,365 shares of common stock held as custodian for each of his three sons, for an aggregate of 10,095 shares of common stock. The reported number also includes 365,563 shares underlying currently exercisable stock options and 0 shares underlying options exercisable within the next 60 days.

(5)
Includes 20,271 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 4,764 shares of common stock held as custodian for one daughter, 4,764 shares of common stock held by ADS 2015 Trust, 4,560 shares of common stock held by HWS IV 2012 Trust, 4,764 shares of common stock held by MHS 2010 Trust, and 4,422 shares of common stock held by MMAS 2008 Trust. The reported number also includes 331,422 shares underlying currently exercisable stock options and 0 shares underlying options exercisable within the next 60 days.

(6)
Includes 24,415 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 93,100 shares underlying currently exercisable non-qualified stock options and 0 shares underlying options exercisable within the next 60 days.

(7)
Includes 24,415 shares of restricted stock, which represent the unvested portions of restricted stock grants, 15,604 shares of restricted stock granted to Mr. Warner's spouse and 21,161 shares of common stock owned by Mr. Warner's spouse. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 143,007 shares underlying currently exercisable stock options and 0 shares underlying options exercisable within the next 60 days.

(8)
Includes 24,415 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 89,022 shares underlying currently exercisable stock options and 0 shares underlying options exercisable within the next 60 days.

(9)
Includes 2,150 shares of restricted stock, which represent the unvested portions of restricted stock grants.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, or Reporting Persons, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filings made with the SEC and representations made by the Reporting Persons, we believe that each Reporting Person complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2017, except that on August 11, 2017, Mr. Schmaltz filed a Form 4 disclosing his purchase of shares of our stock on August 8, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        Our Board has adopted a written policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $100,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.

2010 Registration Rights Agreement

        In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were Column Guaranteed LLC ("Column"), three of our NEOs, Messrs. Walker, Smith and Warner, our then Executive Vice President, Chief Financial Officer & Treasurer, Deborah Wilson and certain employees and non-employees, together with their permitted assignees and transferees, we refer to collectively as holders of 2010 registrable shares.

        Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.

        In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or "piggy-back") rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account.

        Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2010 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders of 2010 registrable shares not to sell under a registration statement or to suspend the effectiveness of such registration statement. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

        As of March 12, 2018, there are 1.9 million shares of our common stock that are registrable under the 2010 registration rights agreement all of which are owned directly or indirectly by Messrs. Walker and Smith.

Family Relationship

        During 2017, Michelle Warner, the spouse of Mr. Warner, was employed by Walker & Dunlop, LLC, our operating subsidiary, as Executive Vice President & FHA Group Head. Ms. Warner received aggregate compensation of $2,143,701 million consisting of salary, annual cash bonus for 2017 performance, restricted stock award, matching restricted stock unit award under the MSPP, the maximum possible award value for which she is eligible under the 2017-2019 performance share plan, a matching contribution to her 401(k) plan and an additional discretionary contribution to her 401(k) plan. Her compensation is consistent with our overall compensation principles based on her many years of experience, performance and position.

OTHER MATTERS

Other Matters to Come Before the 2018 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2019 Annual Meeting

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 23, 2018.

        Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 23, 2018

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on May 9, 2018. Vote by Internet • Go to www.envisionreports.com/WD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote “FOR” each Director, “FOR” proposal 2, and “FOR” proposal 3. 1. Election of Directors: + Nominees: 01 Alan J. Bowers 05 Dana L. Schmaltz 02 Cynthia A. Hallenbeck 06 Howard W. Smith, III 03 Michael D. Malone 07 William M. Walker 04 John Rice 08 Michael J. Warren Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain ForAgainst Abstain 2. Ratification of the appointment of the independent registered public accounting firm. 3. Advisory resolution to approve executive compensation. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02SPAA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/wd q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Walker & Dunlop, Inc. Annual Meeting of Stockholders – May 10, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints William Walker and Richard Lucas, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 10, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR AND “FOR” PROPOSALS 2 AND 3, AS RECOMMENDED BY THE DIRECTORS. (Continued and to be marked, dated and signed, on the other side)